EXHIBIT 99.2

For Immediate Release

CONTACT:	Eric Andrus
1-877-496-6704

FOUR CARRY-OVER DIRECTORS AT ADELPHIA

ANNOUNCE PLANS TO STEP DOWN FROM BOARD

“The Right Time to Complete the Transition”—With Company Stabilized and New

Management Team and Independent Directors In Place

Company to Recruit Four New Independent Directors and Ensure Orderly Transition

GREENWOOD VILLAGE, CO, June 4, 2003—Adelphia Communications Corporation (OTC: ADELQ) announced that four current members of the Board of Directors who had served prior to the Company’s Chapter 11 filing in June 2002—Leslie Gelber, Pete J. Metros, Dennis Coyle and Erland “Erkie” Kailbourne—said today they will be stepping down to complete the transition to a new independent Board.

Messrs. Gelber, Metros, Coyle and Kailbourne said it was the right time to transition the Board as new independent directors are added. The decision was based on the fact that the Company’s operations have been stabilized, a new management team has been recruited and the Board has returned to its full nine-member complement following the recent addition of Philip R. Lochner, Jr. and Susan Ness. The four directors cited the progress made by the Board’s Special Committee in investigating the wrongdoings of the past, as evidenced by the criminal indictments issued by the U.S. Department of Justice and the pending lawsuits filed by Adelphia against the Rigases and Deloitte & Touche, Adelphia’s prior auditors. Other recent Adelphia achievements influenced the decision, including the Company having secured access to $1.5 billion in debtor in possession (DIP) financing and the fact that customers, employees, franchise authorities and other key stakeholders are increasingly supportive of Adelphia’s rebuilding effort.

Instrumental Role in Positioning Adelphia for Successful Reorganization

The four carry-over directors led the effort to recruit the highest quality senior management to Adelphia. In addition, Mr. Kailbourne served as Chairman and interim Chief Executive Officer of the Company until the appointment of William T. Schleyer as Chairman and CEO in February 2003.

Mr. Schleyer said, “These four directors have played an instrumental role in positioning Adelphia for a successful reorganization. Beginning in May 2002, they took decisive action to secure the resignations of the Rigas management and to supervise and direct a comprehensive investigation of the wrongful acts that have caused substantial damage to Adelphia’s stakeholders. Their stewardship of the business until new management could be appointed has helped to preserve value while maintaining quality service to our millions of customers.

“Erkie, Les, Pete and Dennis should be very proud of their many significant achievements on the operational, management, financial and legal fronts. We are grateful for their dedication, hard work and commitment to Adelphia. Now that they’ve decided that this is the right time to move on and enable Adelphia to complete its transition to a new management team and Board, we wish them the very best. Their support of an orderly Board transition process will further benefit Adelphia as we work to return the Company to financial health. I also want to thank them for their support of the actions Ron Cooper and I have been taking since coming to Adelphia.”

“I want to acknowledge Erkie for his role as Chair and interim CEO through a very demanding period. His commitment during a critical period of time gave the Company the stability to begin the rebuilding process, and I would also like to acknowledge Les’s contribution as chair of both the Special Committee and the Nominating Committee.”

Adelphia to Recruit Four New Independent Directors

The Company said that it has retained Spencer Stuart, a leading executive search firm, to help identify new independent director candidates who can bring additional perspective and corporate governance and cable industry experience to the Company as it continues its restructuring effort. As new independent directors join the Board, a corresponding number of carry-over directors will retire to ensure an orderly transition.

“As Adelphia moves forward,” Mr. Schleyer added, “we are actively seeking additional independent director candidates who will further enhance the Board’s corporate governance, legal and policy expertise.”

As previously announced, in addition to Mr. Schleyer, the four independent directors appointed to the Board since the Chapter 11 filing are:

•	Rod Cornelius, an investor and former Vice Chairman of Renaissance Cable and former Vice Chairman of Cablevision Industries;

•	Anthony T. Kronman, Dean of Yale Law School and a leading expert on legal ethics and governance issues;

•	Philip R. Lochner, Jr., a former Senior Vice President and Chief Administrative Officer of Time Warner, Inc. and commissioner of the Securities and Exchange Commission; and

•	Susan Ness, a consultant to media and communications companies and former commissioner of the Federal Communications Commission.

About Adelphia

Adelphia Communications Corporation is the fifth-largest cable television company in the country. It serves 3,500 communities in 32 states and Puerto Rico, and offers analog and digital cable services, high-speed Internet access (Adelphia Power Link), and other advanced services.

Cautionary Statement Regarding Financial and Operating Data

As a result of actions taken by management of the Company during the time it was controlled by the Rigas family: (a) the Company has not yet completed its financial statements as of or for the years ended December 31, 2001 and December 31, 2002, or received its independent public accountants’ report thereon or filed with the Securities and Exchange Commission (the “Commission”) its Annual Report on Form 10-K for the years ended December 31, 2001 and December 31, 2002; (b) the Company’s former independent public accountants, Deloitte & Touche LLP, suspended their auditing work on the Company’s financial statements as of and for the year ended December 31, 2001 and withdrew their audit report with respect to the year ended December 31, 2000; (c) the Company has not yet completed its financial statements as of and for the three months ended March 31, 2003 or filed with the commission its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; (d) the Company has not yet completed its financial statements as of and for the three months ended March 31, 2002, June 30, 2002 or September 30, 2002, or filed with the Commission its Quarterly Report on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and (e) the Company expects to restate its financial statements for the years ended December 31, 1999 and 2000, and its interim financial statements for 2001 and possibly other periods. Effective March 4, 2003, the Company hired a new Chief Executive Officer and President and Chief Operating Officer. The new Chief Executive Officer replaced the interim Chief Executive Officer who, along with other members of the current management team, took control of the Company in May 2002. Current management has retained new independent auditors and begun the preparation of new financial statements for the periods in question. As a result of certain actions of Rigas management that the Company has previously disclosed, the Company is unable to predict at this time when such financial statements will be completed. In addition, current management believes that the public information provided by Rigas management on other matters of interest to investors, such as the Company’s rebuild percentage (the percentage of the Company’s cable television systems that the Company believes have been upgraded to current standards), was unreliable. As a result, the Company anticipates that it may have to supplement the financial and other information contained in its filings with the Commission and that such supplemental information may be material.

Cautionary Statement Regarding Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements regarding the Company’s expected future financial position, results of operations, cash flows, restructuring and financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.

Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company’s filings with the Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled “Risk Factors” contained therein. Factors that may affect the plans or results of the Company include, without limitation: (a) the Company’s filing of a petition for relief under Chapter 11 of the United States Bankruptcy Code; (b) the results of litigation against the Company including the recently filed civil complaint by the Commission and the potential for a criminal indictment of the Company; (c) the effects of government regulations and the actions of local cable franchise authorities; (d) the availability of debtor-in-possession financing and surety bonds to support the Company’s operations; (e) the results of the Company’s internal investigation and the matters described above under “Cautionary Statement Regarding Financial and Operating Data”; (f) actions of the Company’s competitors; (g) the pricing and availability of equipment, materials, inventories and programming; (h) product acceptance and customer spending patterns; (i) the Company’s ability to execute on its business plans, to provide uninterrupted service to its customers and to conduct, expand and upgrade its networks; (j) technological developments; (k) matters relating to or in connection with the bankruptcy filing and proceedings of TelCove, Inc. (formerly known as Adelphia Business Solutions, Inc.); (l) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (m) the movement of interest rates and the resulting impact on the Company’s interest obligations with respect to its pre-petition bank debt; and (n) the delisting of Adelphia Communications Corporation’s common stock by Nasdaq. Many of such factors are beyond the control of the Company and its management.

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